Exhibit 14(a)

Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Hennessy Funds Trust and Hennessy Mutual Funds, Inc.:

Hennessy Cornerstone Large Growth Fund

Hennessy Focus 30 Fund

Hennessy Cornerstone Growth Fund

We consent to the use of our report dated December 22, 2011, incorporated herein by reference, and to the references to our Firm under the headings “Experts” and “Financial Highlights – Institutional Class Shares” in the combined Proxy Statement/Prospectus being filed on Form N-14.

/s/ KPMG LLP

Milwaukee, WI

August 1, 2012